SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 24th, 2010


                                USA URANIUM CORP.
             (Exact name of registrant as specified in its charter)

        Nevada                      000-50101                    91-2135425
(State of incorporation        (Commission File No.)          (I.R.S. Employer
    or organization)                                         Identification No.)

            40318 Barington Dr.
              Palm Desert Ca                                        92211
(Address of principal executive offices)                         (Zip Codes)

                                 (949) 280-4323
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23rd, 2009 the Company executed a Mineral Claim Option and Purchase Agreement, to option and if warranted purchase a 100% interest in a series of Twelve (12) mineral mining claims nine (9) patented and three (3) unpatented known as the Occidental Mine located in Cargo Muchacho Mining District of Imperial County, California USA from the Daniel and Judy Massagali (the `Vendors").

As Consideration for the initial Option to Acquire the Occidental Property, the Company paid the Vendors $5,000 and was required to issue 1,500,000 common shares to the Vendors. The Company is also required to pay the Vendors a further $10,000 160 days from the execution of the agreement. To exercise the Option to acquire the Property the Company must expend a further $250,000 in exploration of the Property prior to December 1st, 2010 and pay the vendor a further 2,000,000 common shares by that date. Additionally the Company may be required to pay a cash component dependent upon the results of the exploration program and the value of the Company's common shares. The cash and share payments shall not exceed $3,500,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company is currently issuing 1,500,000 shares of its $0.001 par value common stock. All such sales are being treated as exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The issuance of shares were in conjunction for the acquisition set forth in Item 1.01 of this Form 8-K. The details of this transaction is as follows: The Company is issuing 1,500,000 shares of its $0.001 par value common stock in conjunction with the option and purchase agreement of the Occidental mining claims. All shares issued are restricted shares pursuant to the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

On March 24th, 2010, the Board of Directors of the Registrant dismissed Hobe and Lucas, CPAs (the "Former Accountant") as the Registrant's independent registered public accountants, and the Board of Directors approved the engagement of Sadler, Gibb and Associates (the "New Accountant") to serve as the Registrant's independent registered public accountants for fiscal year 2010. The New Accountant was engaged on March 24th, 2010.

The Former Accountant was engaged by the Registrant on June 20, 2001. The report of the Former Accountant on the Company's financial statements for the years ended May 31, 2002, 2003, 2004, 2005, 2006, and 2007, and the quarters ended
August 30, 2007, November 30, 2007 and February 28th, 2008, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company's ability to continue as a going concern.

During the period of the Former Accountant's engagement and through the date of this Current Report on Form 8-K, there have been no disagreements with the Former Accountant (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for any period. The Former Auditors have advised that the Company is indebted to them in the amount of $15,240.00.

During the period of the Former Accountant's engagement and through the date of this Current Report on Form 8-K, there were no reportable events as defined in
Item 304(a)(1)(iv) of Regulation S-K.

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During the period of the Former Accountant's engagement and through the date of this Current Report on Form 8-K, neither the Registrant nor anyone on its behalf has consulted with the New Accountant regarding either:

The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that the New Accountant concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue; or

Any matter that was either the subject of a disagreement or a reportable event as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

The Registrant requested the Former Accountant to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 hereto.

On March 24th, 2010, with the prior approval of its Board of Directors, the Registrant engaged the New Accountant as its independent registered public accounting firm.

The Company has not consulted with the New Accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on January 28th, 2010 Mr. John Perez former Director of Communications was appointed President and elected Director. The Company will be negotiating a consulting contract with Mr. Perez. The following is a brief description of Mr. Perez's business experience:

Mr. Perez age 48, is a precious metals trading specialist in the gold and silver bullion and equities market. Mr. Perez is a former account executive and precious metals trader at Monex Gold and Silver Inc., managing a multimillion dollar gold and silver portfolio trading in the spot markets. Mr. Perez manages and consults with private equity clients in the precious metals and oil sector raising private capital and for gold and silver exploration and mining companies. Previously Mr. Perez managed a private equity real estate investment fund for a Forbes 400 client. Mr. Perez also spent several years consulting in the geo-political information realm providing analysis and forecasts for individuals and private equity clients as customized information to provide economic and political insights affecting foreign investments. Mr. Perez also provides communication consulting to Beeston Enterprises Ltd

There have been no transactions between Mr. Perez and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Effective March 24th, 2010 Mr Stephen Spalding was elected to the Board of Director and appointed to the position of CFO. Following is a brief description of Mr. Spalding's business experience:

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Stephen Spalding, age 60, is a senior corporate executive. Mr. Spalding is formerly a consultant with Grant Thorton. Mr. Spalding is also formerly CEO, Vigilant Privacy Corporation, a private Nevada corporation, from 2003 to 2008 where he procured the firms angel round of financing and lead the organization while the company's product was transformed from a desktop product to an enterprise security solution. Previously he was a Partner, Deloitte & Touche LLP, from 1997 - 2003, responsible for their IDI Practice (Implementation, Development and Integration) Division. He was formerly a partner at KPMG Peat Marwick LLP from 1995 - 1997, involved in Strategic Services, Enabling Technology Practice. Mr. Spalding is currently Assistant Professor, San Francisco State University, Business Systems Management and Control, Course Number 507 (Senior/Graduate Level), present. He has an MBA, in Quantitative Analysis, University of Arizona, 1974. He also has a B.S., Finance and Management, Eastern Illinois University, 1973, a B.S., Physics (solid state), Eastern Illinois University, 1969 and a B.S., Mathematics, Eastern Illinois University, 1969. Mr. Spalding resides in Mill Valley, California

There have been no transactions between Mr. Spalding and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Effective January 28th, 2010, Mr Karl Harz, age 59, resigned his position as President and was appointed to the position of Vice President Business Development. There have been no disagreements between Mr. Harz and management of the Company on any matter relating to the registrant's operations, policies or practices. The Company has provided a copy of the disclosures it is making herein to Mr. Harz and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which she does not agree. The Company will file any letter received as an exhibit to an amended 8K.

ITEM 8.01 OTHER EVENTS

The Securities and Exchange Commission (the "Commission") has instituted an Administrative Proceeding against USA Uranium Corp. (the "Company") alleging that the Company is delinquent in its periodic filings with the Commission to determine whether it is appropriate to suspend or revoke the Company's registration with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Company has responded to the Commission action and is cooperating with the Commission staff in this matter. The Company's response indicates that its delinquency is not deliberate and the Company is working to bring its filings current as soon as possible. The Company is seeking to resolve this matter by bringing itself current in its filings with the Commission and avoid a suspension or revocation of its registration with the Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

16.1 Letter from Hobe and Lucas, CPAs, dated March 26th, 2010, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

99.2 Mineral Claim Option and Purchase Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009                     USA Uranium Corp.


                                         By: /s/ John Perez
                                             -----------------------------------
                                             John Perez, Chief Executive Officer


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